Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS ACCELERATES STRATEGIC SHIFT TOWARD CONSUMER PRODUCTS;

ANNOUNCES AGREEMENT TO ACQUIRE LEADING PROVIDER OF

CONSOLE ACCESSORIES FOR VIDEO GAMING

LAKE ZURICH, ILLINOIS, November 10, 2020 - ACCO Brands Corporation (NYSE: ACCO), today announced that it has signed a definitive agreement to acquire PowerA, a fast-growing, leading provider of third-party video gaming accessories, including controllers, power charging solutions, and gaming headsets. PowerA is a long-standing licensed partner with the leading gaming platforms and title publishers, with a 20-year track record of collaboration.

"I am very excited about bringing PowerA into ACCO Brands. PowerA is a well-recognized and well- respected leader in gaming controllers, power solutions and other gaming accessories. The company has a multi-year track record of partnering with the largest firms in the console gaming industry. This acquisition represents a major step in our continuing strategy to transition ACCO Brands into a faster growing, consumer-focused company. Our Kensington® computer accessories business has shown strong growth over the past few years. PowerA is a similar business to Kensington, but is in the console gaming accessories market. It will be a great fit," commented Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands.

Eric Bensussen, President and Co-founder of PowerA, noted, “PowerA and ACCO Brands are philosophically aligned in our approach to delight customers, and I am sure the addition of our brand to ACCO Brands’ portfolio will be a key element of its evolving consumer strategy. The combination of ACCO Brands’ global footprint and our award-winning gaming accessories will fuel the PowerA brand and accelerate the already rapid growth and product adoption we have experienced in the console, mobile and PC gaming space. This partnership is a testament to the team’s fantastic work at PowerA and the never-ending imagination and creativity that goes into crafting every product we produce. Boris and the ACCO Brands team have built an exceptional company with worldwide reach and a passion to grow a vibrant consumer business. We are going to do some amazing work together.”

Elisman added, “The acquisition of PowerA further accelerates our transformation into a consumer products company. After the acquisition, more than 50 percent of our sales will come from consumer, school, and technology products, which will offer faster growing market demand over the next several years. Our channels will become more consumer and online centric, and we will be less dependent on growth-challenged customers and categories. This acquisition meaningfully improves the organic sales growth and profit potential of our business.”

Industry Information

Console gaming is a large, fast growing industry segment with historical annual sales growth of 13 percent. PowerA currently has approximately 75 percent of its sales in the United States, with the remainder mainly in Europe. The addressable market for PowerA is approximately $2 billion in the United States and is even larger internationally. It is expected to see incremental growth from the launch of the next generation of console platforms. PowerA also is well positioned to benefit from the proliferation of cloud gaming services through its mobile gaming controllers.

Leadership/Structure

PowerA’s management and employees will remain with the business in their current roles, with continuing responsibility for its sales, marketing and product development, while leveraging ACCO Brands’ shared services for general and administrative functions. There are future opportunities to leverage product development and supply chain providers between PowerA and Kensington, as well as expand PowerA’s presence and sales in EMEA and other international markets.

Transaction Details

Terms of the acquisition include total upfront consideration of $340 million, plus an additional earnout of up to $55 million in cash, contingent upon PowerA achieving one- and two-year sales and profit growth objectives, which are aligned with ACCO Brands’ expectations of the business. Net sales of PowerA in 2020 are expected to be approximately $200 million, up approximately 20 percent versus 2019, and adjusted EBITDA is expected to be approximately $50 million. The acquisition is expected to be accretive to earnings and cash flow in the first year. The acquisition is subject to customary closing conditions, including contract consents and regulatory filings, and is expected to close before year end.

ACCO Brands will finance the transaction through cash on hand, as well as borrowings from its $600 million revolving credit facility. As of the end of the third quarter, the company had $85.8 million of cash on hand and $465.5 million available for borrowings on its revolving credit facility. The company also has amended its bank credit agreement to increase its maximum net leverage covenant by 0.5x from current levels for a period of six quarters, beginning with the first quarter of 2021 and ending with the second quarter of 2022, to allow for similar headroom as before the acquisition. At close, ACCO Brands expects its pro forma net debt leverage ratio to be approximately 4.2x. The company expects the ratio to return to its current level of approximately 3.5x by the end of 2021.

Rothschild and Co. acted as financial advisor to ACCO Brands. Advisory work was also provided by EY.  Latham & Watkins LLP is the company’s legal advisor.

Webcast

At 8:30 a.m. Eastern time on November 11, 2020, ACCO Brands Corporation will host a conference call to discuss the company's pending acquisition of PowerA. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event. Participants in the U.S. and Canada also may access the conference call by dialing 866-438-0750, while international participants should dial 409-220-9383. Please reference conference ID 4274038.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include AT-A-GLANCE®, Barrilito®, Derwent®, Esselte®, Five Star®, Foroni®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

About PowerA

PowerA creates innovative accessory products that enhance the world's best video game and mobile technology experiences. A brand that has become known for high standards and quality manufacturing, PowerA delivers safe, feature-rich accessories to meet all gaming consumer segments. Accessories include console game controllers, power charging solutions, gaming audio headsets and a wide collection of other accessories. PowerA products are available across the globe at major retailers and e-commerce partners, including North America, Europe, Australia, and Latin America. To learn more, visit PowerA.com.

Forward-Looking Statements

Statements contained in this earnings release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, including without limitation, statements about the benefits of the proposed acquisition of Power A, including future financial and operating results; the expected timing of completion of the acquisition, and other statements relating to PowerA and the acquisition that are not historical facts; are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: the risk that material conditions to the closing of the acquisition of PowerA, including regulatory approvals and contract consents, may not be satisfied; the risks that the acquisition of PowerA may not be completed; the length of time necessary to consummate the acquisition of PowerA; our ability to realize the growth opportunities, synergies and other potential benefits of acquiring PowerA and to successfully integrate it with our existing business; the risks associated with the additional indebtedness incurred to finance the acquisition, including debt service obligations; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, in "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2020, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christine Hanneman	Julie McEwan
Investor Relations	Media Relations
(847) 796-4320	(937) 974-8162

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